Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation	The Ardell Group
Debra Hart	Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Tuesday, October 19, 2004

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS

SAN DIEGO—October 19, 2004—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the second quarter of fiscal 2005.

Net revenues for the second quarter of fiscal 2005 were $61.1 million compared to $67.4 million reported in the first quarter of fiscal 2005 and $25.1 million reported in the second quarter of fiscal 2004.

For the second quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, the net loss was $18.3 million or $(0.06) per share, compared with a net loss of $21.8 million or $(0.07) per share for the first quarter of fiscal 2005 and a net loss of $22.9 million or $(0.08) per share for the second quarter of fiscal 2004.

The pro forma net loss for the second quarter of fiscal 2005 was $4.1 million or $(0.01) per share, compared to the pro forma net income of $2.1 million or $0.01 per share in the first quarter of fiscal 2005 and the pro forma net loss of $6.9 million or $(0.02) per share in the second quarter of fiscal 2004.

Net revenues for the six months ended September 30, 2004 were $128.5 million compared to $45.6 million reported for the six months ended September 30, 2003.

The GAAP net loss for the six months ended September 30, 2004 was $40.1 million or $(0.13) per share, compared to the net loss of $76.3 million or $(0.25) per share for the six months ended September 30, 2003. The pro forma net loss for the six months ended September 30, 2004 was $2.0 million or $(0.01) per share, compared with the pro forma net loss of $15.9 million or $(0.05) per share for the six months ended September 30, 2003.

Commenting on the results, Tom Tullie, Chief Operating Officer, said, “The operating results we announced today are in-line with our revised expectations. Although the current economic condition of our markets is challenging, I believe that our strategy of expanding our presence in our existing markets and diversifying our revenue stream into new and emerging markets will position us for long-term success.”

On August 12, 2004, the Company announced that the board of directors had authorized a stock repurchase program for the repurchase of up to $200,000,000 of its common stock. During the second quarter of fiscal 2005, the Company repurchased and retired 5.4 million shares of its common stock for approximately $16.9 million. In addition, the Company entered into a series of agreements totaling $50.0 million that could result in the repurchase and retirement of additional shares of its common stock. On the expiration date of each agreement, depending on the closing price of the Company’s common stock, the Company will receive either a predetermined number of shares of its common stock, or a predetermined amount of cash. Collectively, under the agreements, the Company could receive up to $56.8 million of cash, or the delivery of up to 16.7 million shares of its common stock.

During the first quarter of fiscal 2005, AMCC completed the acquisition of 3ware, Inc. and the acquisition of certain intellectual property and a portfolio of assets associated with IBM’s 400 series of embedded PowerPC® standard products for approximately $145 million in cash and $228 million in cash, respectively.

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

The pro forma results exclude the following items which are required by GAAP: restructuring costs, on-going amortization of purchased intangibles, acquired in-process research and development charges, stock-based compensation charges related to acquired companies and payroll tax effects of certain stock option exercises. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income or loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

AMCC management will be holding a conference call today, October 19, 2004, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the second quarter of fiscal 2005 and to provide guidance for the third quarter of fiscal 2005. You may access the conference call via any of the following:

Teleconference:	913-981-4901
Conference ID:	886200
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(available for 7 days following the call)

AMCC Overview

AMCC provides the essential building blocks for the processing, moving and storing of information worldwide. The company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA) RAID. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

This news release contains forward-looking statements that are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, integration of acquired businesses, market acceptance of new products, manufacturing capacity and execution and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	Sept 30, 2004	March 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$410,576	$861,041
Accounts receivable, net	27,872	23,284
Inventories	18,842	8,490
Other current assets	17,362	16,208

Total current assets	474,652	909,023
Property and equipment, net	39,762	37,271
Other assets	1,769	1,616
Purchased intangibles	578,206	240,193

Total assets	$1,094,389	$1,188,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,163	$18,164
Other current liabilities	44,820	49,089
Current portion of long-term debt & capital leases	171	303

Total current liabilities	71,154	67,556
Stockholders’ equity	1,023,235	1,120,547

Total liabilities and stockholders’ equity	$1,094,389	$1,188,103

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Six Months ended
	Sept 30, 2004	June 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
Net revenues	$61,069	$67,402	$25,119	$128,471	$45,634
Cost of revenues	31,529	31,492	9,485	63,021	19,268

Gross profit	29,540	35,910	15,634	65,450	26,366
Operating expenses:
Research and development	31,702	30,990	26,102	62,692	55,228
Selling, general and administrative	15,298	14,378	11,037	29,676	21,399
Stock-based compensation:
Research and development	915	1,032	3,579	1,947	12,704
Selling, general and administrative	2,202	1,323	1,043	3,525	4,451
Amortization of purchased intangibles	1,962	1,557	—	3,519	—
Acquired in-process research and development	—	13,400	5,700	13,400	5,700
Restructuring charges	310	—	—	310	23,498

Total operating expenses	52,389	62,680	47,461	115,069	122,980

Operating loss	(22,849)	(26,770)	(31,827)	(49,619)	(96,614)
Interest and other income, net	4,530	5,281	8,919	9,811	20,314

Loss before income taxes	(18,319)	(21,489)	(22,908)	(39,808)	(76,300)
Income tax expense	—	335	—	335	—

Net loss	$(18,319)	$(21,824)	$(22,908)	$(40,143)	$(76,300)

Basic and diluted loss per share:
Loss per share	$(0.06)	$(0.07)	$(0.08)	$(0.13)	$(0.25)

Shares used in calculating diluted loss per share	310,128	311,519	305,195	310,824	304,498

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Six months ended
	Sept 30, 2004	June 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
Net revenues	$61,069	$67,402	$25,119	$128,471	$45,634
Cost of revenues	23,823	24,635	8,795	48,458	16,788

Gross profit	37,246	42,767	16,324	80,013	28,846
Operating expenses:
Research and development	31,702	30,990	26,099	62,692	55,223
Selling, general and administrative	15,298	14,376	11,036	29,674	21,396

Total operating expenses	47,000	45,366	37,135	92,366	76,619

Operating loss	(9,754)	(2,599)	(20,811)	(12,353)	(47,773)
Interest and other income, net	4,530	5,281	8,919	9,811	20,314

Income (loss) before income taxes	(5,224)	2,682	(11,892)	(2,542)	(27,459)
Income tax expense (benefit)	(1,149)	590	(4,994)	(559)	(11,532)

Net income (loss)	$(4,075)	$2,092	$(6,898)	$(1,983)	$(15,927)

Diluted income (loss) per share:
Income (loss) per share	$(0.01)	$0.01	$(0.02)	$(0.01)	$(0.05)

Shares used in calculating diluted income (loss) per share	310,128	318,327	305,195	310,824	304,498

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME/LOSS

(unaudited)

(in thousands)

	Three months ended			Six months ended
	Sept 30, 2004	June 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
GAAP net loss	$(18,319)	$(21,824)	$(22,908)	$(40,143)	$(76,300)
Adjustments:
Stock-based compensation related to acquired companies	3,246	2,510	4,793	5,756	17,544
Amortization of purchased intangibles	9,539	8,259	1,572	17,798	3,143
Restructuring costs	310	—	—	310	23,498
Excess inventory benefit	—	—	(1,053)	—	(1,053)
Acquired in-process research and development	—	13,400	5,700	13,400	5,700
Payroll taxes on certain stock option exercises	—	2	4	2	9
Income tax adjustments	1,149	(255)	4,994	894	11,532

Total GAAP to pro forma adjustments	14,244	23,916	16,010	38,160	60,373

Pro forma net income (loss)	$(4,075)	$2,092	$(6,898)	$(1,983)	$(15,927)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended			Six months ended
	Sept 30, 2004	June 30, 2004	Sept 30, 2003	Sept 30, 2004	Sept 30, 2003
GROSS PROFIT:
GAAP gross profit	$29,540	$35,910	$15,634	$65,450	$26,366
Amortization of purchased intangibles	7,577	6,702	1,572	14,279	3,143
Excess inventory charge (benefit)	—	—	(1,053)	—	(1,053)
Stock-based compensation related to acquired companies	129	155	171	284	389
Payroll taxes on certain stock option exercises	—	—	—	—	1

Pro forma gross profit	$37,246	$42,767	$16,324	$80,013	$28,846

OPERATING EXPENSES:
GAAP operating expenses	$52,389	$62,680	$47,461	$115,069	$122,980
Amortization of purchased intangibles	1,962	1,557	—	3,519	—
Acquired in-process research and development	—	13,400	5,700	13,400	5,700
Stock-based compensation related to acquired companies	3,117	2,355	4,622	5,472	17,155
Restructuring costs	310	—	—	310	23,498
Payroll taxes on certain stock option exercises	—	2	4	2	8

Pro forma operating expenses	$47,000	$45,366	$37,135	$92,366	$76,619

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$—	$335	$—	$335	$—
Income tax adjustments	(1,149)	255	(4,994)	(894)	(11,532)

Pro forma income tax expense (benefit)	$(1,149)	$590	$(4,994)	$(559)	$(11,532)